UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2019

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001‑37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401‑9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.           Entry into a Material Definitive Agreement

On February 22, 2019, Editas Medicine, Inc. (the “Company”) entered into a Co-Development and Commercialization Agreement (the “Co-Development and Commercialization Agreement”) with Allergan Sales, LLC (“Allergan Sales”) pursuant to the previously disclosed Strategic Alliance and Option Agreement, dated March 14, 2017 (the “Alliance Agreement”), between the Company and Allergan Pharmaceuticals International Limited (“APIL” and collectively with Allergan Sales, “Allergan”). Under the Co-Development and Commercialization Agreement, the Company and Allergan have agreed to share in the costs and certain development responsibilities for products arising under the Company’s program to treat Leber congenital amaurosis 10 (such program, the “LCA10 Program,” and such products, the “Co-Co Products”), milestone and royalty payments payable to third parties in connection with the Co-Co Products, and the profits and losses resulting from the commercialization of the Co-Co Products, in each case, in the United States. Allergan will be responsible for developing and commercializing all Co-Co Products in other countries in accordance with the Alliance Agreement.

The development of each Co-Co Product in the United States will be overseen and governed by an Allergan decision body, which shall have final decision-making authority for all matters related to the development of the Co-Co Products. Allergan shall be solely responsible for the commercialization of Co-Co Products.

Under the Co-Development and Commercialization Agreement, Allergan has the right to control the development of the Co-Co Products and reasonably assign development activities to the Company in all phases of the development of Co-Co Products. The Company shall be jointly responsible with Allergan for the development of Co-Co Products through the first phase 1/2 clinical trial for the initial Co-Co Product. Both the Company and Allergan are required to use commercially reasonably efforts to conduct their respective activities pursuant to the LCA10 Program development plan and budget. The Company and Allergan have agreed to share the costs of the development activities related to the Co-Co Products in the United States. Allergan is responsible for submitting all regulatory filings related to the Co-Co Products on a country-by-country basis and retains all ownership rights in such filings, except for the filing of the investigational new drug application covering the LCA10 Program that was previously filed by the Company (the “IND Filing”). Upon request by Allergan, the Company must transfer the IND Filing to Allergan (the “IND Transfer”).

The Company was and shall remain responsible for all manufacturing-related costs incurred prior to August 3, 2018, with costs incurred after such date to be shared by the Company and Allergan according to the terms of the Co-Development and Commercialization Agreement. Prior to the IND Transfer the Company is responsible for obtaining and maintaining regulatory approvals for the manufacture of the initial Co-Co Product.

While the Co-Development and Commercialization Agreement is in effect, as described further below, Allergan shall be obligated to pay the royalties set forth in the Alliance Agreement with respect to sales of any Co-Co Products outside of the United States. Milestone payments related to the Co-Co Products shall be as set forth in the Alliance Agreement.

The Co-Development and Commercialization Agreement shall continue in effect until the termination of the Alliance Agreement in its entirety or with respect to the LCA10 Program pursuant to the terms of the Alliance Agreement, unless the Co-Development and Commercialization Agreement is terminated earlier in accordance with its terms. The parties may terminate the Co-Development and Commercialization Agreement at any time by mutual written consent. Allergan may terminate the Co-Development and Commercialization Agreement (a) for uncured material breach by the Company and (b) in whole or with respect to any Co-Co Product in connection with a termination of the LCA10 Program for safety concerns. The Company may terminate the Co-Development and Commercialization Agreement and the Alliance Agreement solely with respect to the LCA10 Program for uncured material breach of the Co- Development and Commercialization Agreement by Allergan which is a material breach under both agreements (taken together as one agreement). The Company may terminate the Co-Development and Commercialization Agreement for any reason (a) by providing six months’ written notice prior to any Co-Co Product receiving regulatory approval in the United States or (b) by providing 90 days’ written notice after a Co-Co Product has received regulatory approval in the United States. Allergan may terminate the Co-Development and Commercialization Agreement for convenience at any time by providing 90 days’ written notice solely in connection with the termination of the LCA10 program pursuant to the terms of the Alliance Agreement.

In the event the Co-Development and Commercialization Agreement is terminated by mutual agreement, by Allergan for the Company’s material breach, or by the Company for convenience, the treatment of the Co-Co Products reverts to what it would be under the Alliance Agreement if the Company had not exercised its co-development and co-

commercialization option. If Allergan terminates the Co-Development and Commercialization Agreement for convenience or safety concerns, or the Company terminates for material breach by Allergan, all rights and obligations of Allergan, including obligations to make milestone and royalty payments, cease and the Company regains all rights related to the LCA10 Program, subject to certain limitations set forth in the Alliance Agreement. Allergan may also terminate the Co-Development and Commercialization Agreement in part in the event of a change in control of the Company, in which case the Company retains the rights and obligations to share equally all development costs, profits and losses and milestone and royalty payments payable to any third party in connection with the Co-Co Products development or commercialization in the United States, but Allergan may elect to terminate the Company’s or its successor-in-interest’s other rights under the Co-Development and Commercialization Agreement, including the right to participate in the development activities for any Co-Co Product or be represented on any governing bodies for the LCA10 Program.

The foregoing description of the terms of the Co-Co Agreement is qualified in its entirety by reference to the full text of the Co-Co Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019.

Item 2.02.           Results of Operations and Financial Condition

On February 28, 2019, the Company issued a press release announcing financial results for the fiscal quarter and year ended December 31, 2018 and other business highlights. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 in this Current Report on Form 8‑K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on February 28, 2019*

* This exhibit shall be deemed to be furnished and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date:	February 28, 2019	By:	/s/ Andrew A.F. Hack
Andrew A.F. Hack
Chief Financial Officer